Exhibit 99.2

QEP Resources Announces Change to a Virtual Meeting Format for 2020 Annual Meeting of Shareholders

DENVER - April 16, 2020 - QEP Resources, Inc. (NYSE: QEP) (QEP or the Company) today announced that it will hold its 2020 Annual Meeting of Shareholders (the Annual Meeting) in a virtual-only format, via live audio webcast, rather than in-person. The Company made the decision to change to a virtual-only format in light of the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, recommendations of health officials regarding large in-person gatherings, and the importance of safeguarding the health of all QEP stakeholders. The Annual Meeting will be held on the same date and at the same time as previously announced, Tuesday, May 12, 2020 at 8:00 a.m. MDT.

As described in the Company’s proxy materials previously distributed for the Annual Meeting, shareholders as of the close of business on March 19, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. To attend, participate in and vote at the virtual Annual Meeting, shareholders of record must visit www.virtualshareholdermeeting.com/QEP2020 and enter the 16-digit control number found on the proxy card, voting instruction form or notice previously received to log in to the website.

For additional information regarding how shareholders may access, vote and participate in the virtual Annual Meeting, please refer to the Company’s supplemental proxy materials filed today with the Securities and Exchange Commission. The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the 2019 Annual Report) are available at www.proxyvote.com and on the Company’s website at www.qepres.com under the “Investors" tab and then “Financial Information."

About QEP Resources, Inc.

QEP Resources, Inc. (NYSE: QEP) is an independent crude oil and natural gas exploration and production company focused in two regions of the United States: the Southern Region (primarily in Texas) and the Northern Region (primarily in North Dakota). For more information, visit QEP's website at: www.qepres.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding the date, time and format of the Annual Meeting. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: the length and severity of the recent outbreak of the COVID-19 virus and its impact on QEP’s business; changes in oil, gas and NGL prices; liquidity constraints, including those resulting from the cost or unavailability of financing due to debt and equity capital and credit market conditions, changes in QEP’s credit rating, QEP’s compliance with loan covenants, the increasing credit pressure on QEP’s industry or demands for cash collateral by counterparties to derivative and other contracts; market conditions; global geopolitical and macroeconomic factors; the activities of the Organization of Petroleum Exporting Countries and other oil producing countries such as Russia; general economic conditions, including interest rates; changes in local, regional, national and global demand for natural oil, gas and NGL; impact of new laws and regulations, including the use of hydraulic fracture stimulation; impact of

Exhibit 99.2

U.S. dollar exchange rates on oil, gas and NGL prices; elimination of federal income tax deductions for oil and gas exploration and development; guidance for implementation of the Tax Cuts and Jobs Act; actual proceeds from asset sales; actions of activist shareholders; tariffs on products QEP uses in its operations or on the products QEP sells; drilling results; shortages of oilfield equipment, services and personnel; the availability of storage and refining capacity; operating risks such as unexpected drilling conditions; transportation constraints, including gas and crude oil pipeline takeaway capacity in the Permian Basin; weather conditions; changes in maintenance, service and construction costs; permitting delays; outcome of contingencies such as legal proceedings; inadequate supplies of water and/or lack of water disposal sources; credit worthiness of counterparties to agreements; and the other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission, including the Risk Factors section of the 2019 Annual Report. QEP undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Contact

Investors/Media:
William I. Kent, IRC
Director, Investor Relations
303-405-6665